CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Accountants and Legal Counsel” in the Statement of Additional Information and to the use of our report dated May 30, 2019 in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-2 No. 333-232549) of Morgan Creek Global Equity Long/Short Institutional Fund dated July 29, 2019.

/s/ ERNST & YOUNG LLP

Charlotte, North Carolina

July 29, 2019